EXHIBIT 10.24

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS NOTE AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE ARE SUBORDINATED, IN RIGHT OF PAYMENT, TO THE PRIOR PAYMENT IN FULL OF THE INDEBTEDNESS OF COMPANY TO THE BANK OF AMERICA TEXAS, N.A. AS SENIOR LENDER ("SENIOR LENDER") IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT, DATED OF EVEN DATE HEREWITH, BETWEEN SENIOR LENDER AND HOLDER.


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                            SENIOR SUBORDINATED NOTE
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                                                             Due October 1, 2002

      FOR VALUE RECEIVED, New West Acquisition Corp., a Delaware corporation ("Company") , hereby promises to pay to Marwit Capital Company, L.P., or its registered assigns ("Holder") , the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) and to pay interest thereon at the rate of twelve and one half percent (12 1/2%) per annum from the date hereof.

      Principal shall be payable in thirty-six (36) consecutive equal monthly payments of $34,722.22 beginning November 1, 1999 and on the first day of the month thereafter. In addition, interest on the unpaid amounts outstanding shall be paid beginning November 1, 1996, and on the first day of each consecutive month thereafter. All remaining principal and accrued but unpaid interest thereon shall be payable in full on October 1, 2002 ("Due Date"). Any payment of principal or interest not paid within five (5) days of its due date shall be subject to a five percent (5%) charge on the unpaid payment.
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      In no event shall Holder be entitled to interest exceeding the maximum rate permitted by law or under the regulations promulgated by the United States Small Business Administration. If any excess of interest is provided for or shall be adjudicated to be so provided for in this Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, and the same shall be construed as a mutual mistake of the parties which shall not affect the conversion right granted herein; and (iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to Company.

      Both principal hereof and interest thereon are payable in lawful money of the United States of America at the offices of Holder as indicated in the official records of Company. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

      This Note is secured by that certain Security Agreement of even date herewith executed by Company.

      This Note is subject to the terms and conditions hereinafter set forth:

      1. DEFINITIONS. As used in this Note, the following terms shall mean:

             1.1 "Agreement" - shall mean the Securities Purchase Agreement dated as the date hereof, by and among Company, Parent and Holder.

             1.2 "Loan Documents" - shall refer to the Agreement and the Security Agreement, executed at even date herewith and delivered pursuant to the Agreement.

             1.3 "Notes" - shall mean this Note and any notes delivered in substitution or exchange therefor as provided herein and the other Notes issued pursuant to the Agreement.

             1.4 "Parent" - shall refer to Travis International, Inc.

             1.5 "Securities Act" - shall mean the Securities Act of 1933, as amended.

             1.6  "Senior Lender" - shall mean Bank of America Texas, N.A.

             1.7 "Subordination Agreement" - shall refer to that certain Subordination Agreement by and among Senior Lender, Company and Holder.

             1.8 "Subsidiary" - shall mean any corporation, association or other business entity at least fifty percent (50%) of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by Company or by one or more of such subsidiary entities or both.

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      2.    PREPAYMENT OF NOTE.

             2.1 MANDATORY PREPAYMENT. Except as set forth below and subject to the Subordination Agreement, in the event of (i) a sale of all or substantially all of the assets of Company, a merger, reorganization or consolidation of Company with or into another entity other than Parent or a wholly owned subsidiary of Company or Parent, or (ii) a transfer of a majority of the outstanding voting securities of Company or, prior to a registered public offering of Parent's securities, of Parent in a transaction or series of related transactions, all principal and accrued but unpaid interest thereon on the Notes shall immediately become due and payable without prepayment penalty or premium. Except as set forth below and subject to the Subordination Agreement, in the event of a registered public offering of Parent, a portion of the proceeds of which are utilized to pay some or all of the Senior Lender's Term Loan, Company shall pay a pro rata portion of the principal then outstanding on this Note.

             2.2 OPTIONAL PREPAYMENT. Company, at its option, may make additional payments in reduction of the principal outstanding on this Note in increments of $34,722.22 on thirty (30) days' written notice plus a prepayment penalty equal to three percent (3%) of the amount prepaid if such prepayment is made prior to the third anniversary date of this Note and one percent (1%) if such prepayment is made after the third anniversary, but prior to the fifth anniversary and zero percent (O%) thereafter. Such optional prepayments shall be applied, in reverse order of maturity, to the required installments of principal described herein above. Any prepayment made from life insurance proceeds on the life of Craig Cowan or from proceeds of a registered public offering of Parent or Company shall be free of any prepayment penalty or premium.

      3. INTEREST ADJUSTMENT. The parties agree that if the warrants to acquire 30,000 shares of Common Stock were not issued in conjunction with this Note, the interest rate would be one percent (1%) higher.

      4. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, Company will execute and deliver, in lieu thereof, a new Note of like tenor.

      5. EVENTS OF DEFAULT. The occurrence of any of the following "Events of Default" shall, at the option of the Holder make all sums of principal and interest then remaining unpaid and all other amounts payable hereon due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and permit Holder to exercise any other right available to it at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

                  (a) FAILURE TO PAY PRINCIPAL OR INTEREST. Failure to pay any installment of interest or principal hereon when due and continuance thereof for a period of five

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(5) days after receipt of written notice by the Company that Holder has not received a payment when due.

                  (b) BREACH OF COVENANTS. The continuance for a period of ten
(10) days after notice to Company of (i) the material breach by Company of any one of the covenants contained in the Agreement or (ii) a material breach of any other covenant contained in the Loan Documents.

                  (c) BREACH OF REPRESENTATIONS AND WARRANTIES. Any of Company' s representations or warranties made in the Loan Documents or in any statement or certificate at any time given in writing to Holder pursuant to the Agreement or this Note or in connection therewith or herewith, shall prove to have been false or misleading in any material respect as of the date such representations and warranties were made; PROVIDED, HOWEVER, that with respect to materially false or misleading representations and warranties of New West Communications, Inc., or Craig Cowan incorporated by reference into Section 5.19 of the Agreement as being made by the Company, no "Event of Default" shall have occurred hereunder until the date that is 30 days after the date the Company delivers to New West Communications, Inc., or Craig Cowan a notice claiming a breach of a material representation or warranty and then only if the Company (i) has not, to the satisfaction of the Holder, exercised the remedies available to it in respect of such material representation or warranty or (ii) has not cured, to the satisfaction of the Holder, or submitted a written plan of action as to such cure or other satisfaction of such material representation or warranty, which plan is satisfactory to Holder.

                  (d) JUDGMENTS. The making or filing of any money judgment, writ or similar process individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000) involving other than trade creditors against Company or Parent or any of its respective property or other assets which shall remain unsatisfied, unvacated, unbonded or unstayed for a period of ten (10) days or in the event no later than five (5) days prior to the date of any proposed sale thereunder.

                  (e) DEFAULT OF OTHER AGREEMENTS. The occurrence of any event of default under the Senior Lender's loan documents or any other note, agreement or other instrument involving the issuance of indebtedness of Company, whether such indebtedness now exists or may hereafter be created, if, as a result of such event of default, the maturity of such indebtedness has been accelerated or has otherwise become or been declared to be due prior to its stated maturity or Company has been precluded from making payments or Holder receiving payments on the Notes and the principal amount of such indebtedness which has been accelerated or has otherwise become or been declared to be due exceeds, individually or in the aggregate, Two Hundred Thousand Dollars ($200,000).

                  (f) ATTACHMENTS. The levying of any writ of attachment against any property or other assets of Company valued individually or in the aggregate at an amount equal to or greater than Fifty Thousand Dollars ($50,000) where Company fails to post a bond or obtain other relief for the release of such attachment within ten (10) days.

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                  (g) BANKRUPTCY. The institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Company, which proceedings shall not have been vacated by appropriate court order within sixty (60) days of such institution.

                  (h) DEATH. If the Company does not have in force a term life insurance policy on the life of Craig Cowan in a minimum amount of $1,250,000 with the proceeds payable to Holder within fifteen (15) days of the date on which the proceeds of such policy are paid, and if Company has failed to appoint a replacement for such individual acceptable to the Holder in its sole discretion who has commenced performing duties of the deceased within thirty
(30) days following his death and continue to perform such duties thereafter.

                  (i) DISSOLUTION. Any order, judgment or decree shall have been entered against Company decreeing the dissolution or liquidation of Company and such order shall remain undischarged or unstayed for a period of thirty (30) days.

                  (j) INSOLVENCY, RECEIVER OR TRUSTEE. The making by Company of an assignment for the benefit of creditors; or the making by Company of an offer of settlement, composition or extension to the claims of all or substantially all of Company's creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of Company's creditors.

      6. TRANSFER OF SECURITIES. Subject to the restrictions on transfer contained in the Agreement, this Note and all rights hereunder are transferable in whole on the books of Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Note properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Each taker and holder of this Note, by taking or holding the same, consents and agrees that'this Note when endorsed in blank shall be deemed negotiable and that when this Note shall have been so endorsed, Holder hereof may be treated by Company and all other persons dealing with this Note, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat Holder hereof as the owner for all purposes. Notwithstanding the above, the original Holder hereof shall not transfer this Note to a competitor of Company or Parent without the prior written consent thereto from the Company, which consent shall not be unreasonably withheld. Except as so limited, the Holder of this Note may sell participations in or assign this Note, and may exchange financial information about Company with actual or potential participants, or assignees; PROVIDED, HOWEVER, that Holder shall remain the sole record holder hereof, unless this Note and all rights hereunder have been transferred in accordance with the provisions set forth above. If a participation is sold or the loan is assigned, the assignee or participant shall have the right of set-off against Company and shall be subject to the provisions of the Agreement and the Note.

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      7. NOTICES. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other addresses) as a party may designate for itself by like notice):

            If to Holder:

                  Marwit Capital Company, L.P.
                  180 Newport Center Drive, Suite 200
                  Newport Beach, California 92660
                  Attention:  Matthew Witte
                  Facsimile:  714/720-8077

            With copy to:

                  Arter & Hadden
                  5 Park Plaza, Suite 1000
                  Irvine, California 92614-9809
                  Attention:  Michael P. Ridley, Esq.
                  Facsimile:  714/833-9604

            If to Company:

                  New West Acquisition Corp.
                  3000 Weslayan, Suite 350
                  Houston, Texas 77027
                  Attention:  Kirby Attwell
                  Facsimile:  713/622-7477

            with a copy to:

                  Mayor, Day, Caldwell & Keeton
                  700 Louisiana, Suite 1900
                  Houston, Texas 77002-2778
                  Attention:  B. Scott Aitken, Esq.
                  Facsimile:  713/225-7047

      8.    MISCELLANEOUS.

            8.1 SURVIVAL OF COVENANTS. All agreements and covenants made herein shall survive the execution and delivery hereof.

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            8.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any one or more of such failures or delays constitute a course of performance or dealing on which Company is entitled to rely, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            8.3 COST OF COLLECTION. If any default is made in the payment of this Note, Company shall pay Holder all costs of collection, including, without limitation, reasonable attorneys', and accountants' fees and costs of appeals and interest on any sums actually disbursed at the rate set forth herein.

            8.4 GOVERNING Law. This Note has been executed in and shall be governed by the laws of the State of California. As part of the consideration for Holder's investment herein, Company and Holder hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by Holder or Company, may, at the option of Holder, be litigated in courts having situs within the State of California, County of orange and Company hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consents that any service of process in such action or proceeding may be made by personal service upon Company wherever Company may be located, or by certified or registered mail directed to Company at its last known address. Company and Holder waive trial by jury, any objection based on FORUM NON CONVIENS, and any objection to venue of any action instituted hereunder.

            8.5 MODIFICATION. Neither this Note nor any provision hereof may be amended, modified, waived, discharged or terminated with respect to Holder unless agreed to by the holders of a majority of the outstanding principal balance of the Note except for an amendment which changes the Due Date which shall require the consent of all of the holders of the Note.

            8.6 SEVERABILITY. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

            8.7 FURTHER ASSURANCE. At any time or from time to time upon the request of Holder, Company will execute and deliver such further documents and do such other acts and things as Holder may reasonably request in order fully to effectuate the purposes of this Note, to provide for the payment of the principal and interest due hereunder, and to facilitate, if required, the exercise of Holder's conversion right.

            8.8 SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

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            8.9 HEADINGS. The section headings in this Note are inserted for purposes of convenience only and shall have no substantive effect.


      IN WITNESS WHEREOF, New West Communications, Inc. has caused this Note to be signed by its duly authorized officer and to be dated October ______ , 1996.


                                          NEW WEST ACQUISITION CORP.



                                          By:_______________________________

                                          Its:______________________________